UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2006

Restore Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51998	41-1955715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Patton Road, St. Paul, Minnesota		55113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(651) 634-3111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective May 22, 2006, Ashley L. Dombkowski, Ph.D., resigned from our board of directors. As described in the prospectus for our initial public offering (a copy of which was filed with the Securities and Exchange Commission on May 17, 2006), Dr. Dombkowski had previously advised us of her intention to resign from our board of directors effective upon the completion of our initial public offering.

(d) Effective May 22, 2006, Howard Liszt and Richard Nigon were appointed to our board of directors. As described in the prospectus for our initial public offering (a copy of which was filed with the Securities and Exchange Commission on May 17, 2006), Messrs. Liszt and Nigon had previously agreed to serve as directors effective upon the completion of our initial public offering, as well as members of the audit committee of the board. Mr. Nigon will also serve on the nominating and corporate governance committee.

Howard Liszt, age 59, has served as a senior fellow at the University of Minnesota from January 2000 to the present. Prior to that, he was Chairman of the board of Coleman Natural Products from 1999 to 2002. Mr. Liszt also served as Chief Executive Officer of Campbell Mithun from 1994 to 2000. Mr. Liszt currently is a member of the board of Zomax Incorporated, a publicly held supply chain management company, and also serves on its audit and compensation committee.

Richard Nigon, age 58, has served as Executive Vice President and Director of Corporate Finance of Miller Johnson Steichen Kinnard, Inc., an investment banking firm, from February 2001 to the present. Prior to that, Mr. Nigon was Senior Vice President and Chief Financial Officer of Dantis, Inc. from January 2000 to February 2001. Mr. Nigon was a certified public accountant at Ernst & Young LLP from 1970 to February 2000 and served as partner from 1981 to 2000. Mr. Nigon currently is a member of the board of Vascular Solutions, Inc., a publicly held medical device company, and serves on its audit committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Restore Medical, Inc.

May 22, 2006	By:	/s/ Christopher Geyen

Name: Christopher Geyen
Title: Chief Financial Officer